Exhibit 3.13 Subscription Agreement

SUBSCRIPTION AGREEMENT

The attached Investor Questionnaire (“Questionnaire”) and this Subscription Agreement (the Questionnaire and this Subscription Agreement being collectively referred to herein as the “Agreement”) is made as of the ____ day of August 2004 by and between Glyconix Corp., a Delaware corporation (the “Company”), and the undersigned (the “Investor”, and collectively with all other investors, the “Investors”). Before executing this Agreement, the Investor read the Executive Summary that the Company provided to each Investor.

BACKGROUND

The Company and the Investor are executing and delivering this Agreement in reliance on the exemption from securities registration afforded by Regulation 506 under Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and/or Section 4(2) of the 1933 Act.

The Company is offering to sell to the Investors _______ units (the “Units”) for a purchase price of $____ per Unit (this offering, the “Offering”), each Unit consisting of one share of common stock, par value $.01 per share, of the Company (the “Common Stock”; each such share, a “Share”) and a redeemable common stock purchase warrant exercisable for one share of Common Stock at an exercise price of $____ per share (each such warrant, a “Warrant”; each share issuable upon exercise of a Warrant, a “Warrant Share”).

The Investor wishes to purchase Units, on the terms and subject to the conditions of this Agreement.

The Investor and the Company therefore agree as follows:

1. Purchase. The Investor shall purchase from the Company the number of Units stated on the signature page of this Agreement for the purchase price (the “Purchase Price”) stated on the signature page of this Agreement (the Shares and Warrants comprising the Units being purchased by the Investor and the Warrant Shares issuable upon exercise of the Warrants being purchased by the Investor, the “Securities”).

2. Payment; Escrow. The Investor shall pay the purchase price for the Units being purchased by the Investor by wiring immediately available funds in United States Dollars to Meister Seelig & Fein LLP (the “Escrow Agent”), in accordance with wire instructions provided by the Escrow Agent, those funds to be held with aggregate Offering proceeds in accordance with the terms of an escrow agreement between the Company, each Investor, and the Escrow Agent in the form attached as Exhibit A (the “Escrow Agreement”). If the aggregate Offering proceeds equal or exceed $______ prior to midnight at the end of August 31, 2004 and the Company has received and accepted completed subscriptions therefor from all Investors, (1) the Escrow Agent shall deliver to the Company in accordance with the terms of the Escrow Agreement the aggregate Offering proceeds and (2) the Company shall deliver to the Investor the Shares and the Warrants comprising the Units purchased by the Investor. If those aggregate proceeds do not equal or exceed $500,000 prior to midnight at the end of August 31, 2004 or if the Company has not advised Escrow Agent that it has received duly completed subscription documents from all Investors, then the Escrow Agent shall in accordance with the Escrow Agreement reimburse the purchase price to the Investor, this Agreement shall be terminated, and the Company shall not be obligated to sell Units to the to the Investor.

3. Ancillary Documents. Concurrently with the Investor’s signing of this Agreement, the Investor is also signing a copy of the Escrow Agreement, the questionnaire portion of this Agreement (the “Questionnaire”), and a stockholders agreement in the form attached as Exhibit B (the “Stockholders Agreement”). The Investor also acknowledges receipt of the form of Warrant attached hereto as Exhibit C.

4. Representations by the Company. The Company hereby represents to the Investor that:

(a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as described in the Executive Summary.

(b) The Shares have been (and the Warrant Shares will be, presuming due exercise by the holder in accordance with the Warrant) duly and validly authorized and, when issued in accordance with this Agreement (or, with respect to the Warrant Shares, when issued in accordance with the Warrant), will be validly issued, fully paid and nonassessable and issued in full compliance with all applicable laws, including federal and state securities laws, and without violation of any preemptive rights, and the Investor will acquire good and marketable title to the Securities, free and clear of any lien but subject in all respects to the Stockholders Agreement.

(c) As of the date of this Agreement, not taking into account the issuance of any Units, the authorized capital stock of the Company consists of 40,000,000 shares of common stock and 5,000,000 shares of preferred stock. There are currently 10,600,000 shares of Common Stock issued and outstanding. The Company has adopted a stock option plan, under which the Company may grant options exercisable for up to 1,500,000 shares of Common Stock. No shares of stock are held in the treasury of the Company. There are no options, warrants, or other contracts to which the Company is a party relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. Other than the Stockholders Agreement, there exist no stockholder agreements, voting trusts, proxies, or other contracts with respect the sale, transfer, registration, or voting of shares of Common Stock.

(d) The Company has full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. Execution and delivery of this Agreement and performance by the Company of its obligations under this Agreement have been duly authorized by the Company’s board of directors and no other corporate proceedings on the part of the Company are necessary with respect thereto. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability is limited by (1) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, or (2) general principles of equity, whether considered in a proceeding in equity or at law. The issuance and sale of the Shares will not give rise to any preemptive rights or rights of first refusal on behalf of any person or entity not previously waived except as provided in the Stockholders Agreement.

(e) The Company is not required to obtain the consent of any person or entity, including the consent of any party to any contract to which the Company is a party, in connection with execution and delivery of this Agreement and performance of its obligations under this Agreement.

(f) The Company’s execution and delivery of this Agreement and performance of its obligations under this Agreement do not and will not (1) violate any provision of the certificate of incorporation or by-laws of the Company as currently in effect, (2) conflict with, result in a breach of, constitute a default under (or an event that, with notice or lapse of time or both, would constitute a default under), accelerate the performance required by, result in the creation of any lien upon any of the properties or assets of the Company under, or create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any contract to which the Company is a party or by which any properties or assets of the Company are bound, or (3) violate any law or court order currently in effect to which the Company is subject.

5. Representations by the Investor. The Investor hereby represents as follows:

(a) The Investor has reviewed completed the Questionnaire, the responses for which are accurate and true in all respects.

(b) (i) The Investor is purchasing the Units for investment purposes only for the account of the Investor and not with any view toward a distribution thereof; (ii) the Investor has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Units or any of the Securities, and the Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement; and (iii) the Investor understands, acknowledges and consents that the Investor shall have to bear the economic risk of the investment contemplated herein for an indefinite period of time, including a risk of loss of Investor’s entire investment. The Investor if an entity, was not formed for the purposes making the Investment herein.

(c) The Investor is aware that the Company is a recently formed, development stage, pharmaceutical company that has no assets or material revenue and that has not yet begun FDA Phase I testing. The Investor is aware that the Company will need substantial additional capital in order to continue development and research and that investment in the Company involves a high degree of risk, immediate and substantial dilution, lack of liquidity and substantial restrictions on transferability of the Securities or any other interest in the Company. The Investor is also aware that in May of 2004, the Company entered into a Consulting Agreement with JED Management Corp. that provided for issuance of 5,900,000 shares of Common Stock (the “Consulting Shares”) to JED Management Corp. in consideration of consulting services to be rendered and a subscription price of $.01 per share; that the Consulting Shares are being held in escrow; and that a designee of the Company holds a proxy to vote 2,000,000 of the Consulting Shares.

(d) The Investor has sufficient financial resources available to support the loss of all or a portion of the Investor’s investment in the Company, has no need for liquidity in the investment in the Company and is able to bear the economic risk of the investment.

(e) The Investor, directly or through the Investor’s advisors, counsel and tax professionals is sophisticated and experienced in investment matters, and, as a result, the Investor is in a position to evaluate an investment in the Company and has the capacity to protect the Investor’s own interests in connection with this transaction.

(f) The Investor is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act as set forth on the Questionnaire. The Investor shall promptly advise the Company if at any time there shall occur a change in the Investor’s accredited investor status.

(g) The Investor acknowledges that the Investor has been furnished any and all materials that the Investor has requested relating to the Company or the offering of the Securities, including, without limitation, the Executive Summary and the Investor has been afforded the opportunity to ask questions of the Company and affiliates of the Company concerning the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of the information provided to the Investor. The Investor understands that such material is current information about the Company subject to completion and does not in any way guarantee future performance or the completion of future proposed events discussed in such material. No other oral or written representations have been made to the Investor, that in any way conflict with the information herein or as specifically provided in writing by the Company. No representations, warranties or predictions of any kind were made to Investor other than as provided in writing by the Company.

(h) The Investor understands that the Units are being offered and sold in reliance upon specific exemptions from the registration requirements of Federal and state law and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein and in the Questionnaire in order to determine the applicability of such exemptions. No suitability or other assumptions are being made by Company with respect to the Investor.

(i) The Investor’s principal residence is at the address shown on the signature page of this Agreement, at which address the Investor has subscribed for the Units, and the Investor’s name, address and social security or employer identification number set forth on the signature page of this Agreement are true, correct and complete. This information will be placed in the Company’s banks and records and on the Stockholders Agreement and relied upon by the Company and its management in determining record holders for governance, notice and tax information.

(j) The Investor understands that the Investor is not entitled to cancel, terminate or revoke this subscription. No broker or finder has acted for the Investor in connection with the purchase of the Units and no broker or finder is entitled to any broker’s or finder’s fees or other commissions in connection therewith based on agreements between the Investor and any broker or finder.

(k) The Investor has the consent and other power and authority under applicable law to execute and deliver this Agreement and consummate the transactions contemplated hereby, and has all necessary authority to execute, deliver and perform its obligations under, this Agreement.

(l) This Agreement has been duly executed and delivered by the Investor and constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and general equitable principles regardless of whether enforceability is considered in a proceeding at law or in equity.

(m) The execution and delivery by the Investor of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Investor with the terms and provisions hereof, will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate any charter or similar documents of the Investor, if other than a natural person, or any contract to which the Investor is a party or by which it or any of its properties or assets are bound, or violate any law applicable to the Investor.

6. Acknowledgements and Covenants. The Investor acknowledges that, as of the date hereof:

(a) No federal or state agency has passed on, has recommended or has endorsed the merits of the Securities or this offering.

(b) None of the Securities have been or will be registered under the Securities Act or any applicable state securities laws by reason of exemptions from the registration requirements of the Securities Act and such laws, and the Units may not be sold, transferred, assigned, pledged or hypothecated or otherwise disposed of, in whole or in part, in the absence of an effective registration statement applicable thereto under the Securities Act and all applicable state securities laws, or unless an exemption from such registration is available. Additional restrictions on transferability are set forth in the Stockholders Agreement.

(c) The Company will make certain payments and assume certain liabilities incurred by the Company or its affiliates to date in connection with the costs of the Company in this Offering, which liabilities amount to, in aggregate, approximately $30,000. These payments will be made at or before issuance of the Units.

(d) In event of finding a Court of competent jurisdiction of a material breach by the Company of any representation or warranty, or of any liability of the Company whatsoever, Investor’s damages shall be limited to actual damages of Investor (other than legal fees and costs) with a maximum of the amount invested herein by such Investor.

7. Legends. In addition to any other legends required by the Stockholders Agreements and by law, the certificates representing the Shares, the Warrants, and the Warrant Shares shall bear a legend in substantially the following form:

[These shares represented by this certificate] [This warrant and any shares issuable on exercise of this warrant] have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (“Securities Act”). These shares may not be sold, transferred or hypothecated in the absence of registration under the Securities Act or unless the Company receives an opinion of counsel to the Company stating that the sale or transfer is exempt from the registration and prospectus delivery requirements of the Securities Act

8. Indemnification.

(a) The Investor acknowledges that the Investor understands the meaning of the representations, warranties, acknowledgments, covenants and agreements made by the Investor in this Agreement and hereby agrees to indemnify and hold harmless the Company, its directors, officers, principals, affiliates and employees and all persons deemed to be in control of any of the foregoing from and against any and all losses, costs, expenses, damages, liabilities and interest (including, without limitation, court costs and attorneys’ fees) arising out of or due to a material breach by the Investor of any such representations, warranties, acknowledgments, covenants and agreements, except that the Investor is not required to indemnify the Company under this Section 8(a) for losses, costs, expenses, damages, liabilities or interest in excess of the Purchase Price. All such representations, warranties, acknowledgments, covenants and agreements shall survive the delivery of this Agreement and the purchase by the Investor of the Units.

(b) The Company shall indemnify and hold harmless the Investor from and against any and all losses, costs, expenses, damages, liabilities and interest (including, without limitation, court costs and attorneys’ fees) arising out of or due to a material breach by the Company of any representations, warranties, acknowledgments, covenants and agreements made by the Company in this Agreement, except that the Company is not required to indemnify the Investor under this Section 8(b) for losses, costs, expenses, damages, liabilities or interest in excess of the Purchase Price. All such representations, warranties, acknowledgments, covenants and agreements shall survive the delivery of this Agreement and the purchase by the Investor of the Units.

9. Acceptance of Subscription. The Investor understands that this Agreement is binding in nature upon Investor and the Investor will be obligated to provide the funds set forth in section 2 if this Agreement is accepted. The Company, in its sole discretion, reserves the right to accept or reject this or any other subscription for the Units, in whole or in part, notwithstanding prior receipt by the Investor of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Investor an executed copy of this Agreement and the Stockholders’ Agreement. If this subscription is rejected in whole, all funds received from the Investor will be returned without interest, penalty, expense or deduction, and this Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest, penalty, expense or deduction, and this Agreement will continue in full force and effect to the extent this subscription was accepted.

10. Entire Agreement. This Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof, and supersedes any prior understanding and/or written or oral agreements among them with regard to the subject matter hereof.

11. Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of New York, without regard to the principles of choice of law or conflicts of laws of any jurisdiction. The parties hereby expressly submit to the exclusive venue and personal jurisdiction of the courts of District Court of New York County, New York or in the United States District Court of the Southern District of New York, for the resolution of disputes arising hereunder, and each party hereby waives any defense of improper venue or inconvenient forum as to any action brought in New York County, New York, or in the United States District Court of the Southern District of New York.

12. Further Assurances. At the request of the Company and without further conditions or consideration, Investor shall from time to time promptly provide such information and execute and deliver such other documents or instruments as may be necessary in the discretion of the Company for the Company to comply with any and all laws, rules and regulations to which the Company is subject.

13. Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile of an original signature hereunder shall be valid as an original signature.